United states

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2017

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN Report

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on November 15, 2017. Set forth below are the final voting results for each of the proposals submitted to stockholders.

1. Election of Directors	Votes For	Votes Against	Abstentions	Broker Non- Votes
M. Farooq Kathwari	23,644,054	1,014,428	4,715	656,222
James B. Carlson	24,433,391	211,738	18,068	656,222
John J. Dooner, Jr.	24,124,619	520,510	18,068	656,222
Domenick J. Esposito	24,439,335	205,906	17,956	656,222
Mary Garrett	24,435,298	209,945	17,954	656,222
James W. Schmotter	24,123,978	521,150	18,069	656,222
Tara I. Stacom	24,124,139	521,067	17,991	656,222

Proposal	Votes For	Votes Against	Abstentions	Broker Non- Votes
2. Say on Pay	22,051,463	2,606,917	4,817	656,222

Proposal	Votes 1 Year	Votes 2 Years	Votes 3 Years	Abstentions	Broker Non- Votes
3. Frequency of Future Advisory Votes for Named Executive Officer Compensation	20,623,785	43,243	3,994,226	1,943	656,222

Proposal	Votes For	Votes Against	Abstentions	Broker Non- Votes
4. Ratify Auditors	25,200,381	114,630	4,408	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date: November 16, 2017	By:	/s/ Eric D. Koster
Eric D. Koster
Vice President, General Counsel & Secretary